Exhibit 99.2 - CERTIFICATION OF CHIEF FINANCIAL OFFICER


                          CERTIFICATION PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





I, Rod Lynam, Chief Financial Officer of Gallery of History, Inc., certify, to the best of my knowledge, that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached fairly presents, in all material respects, the financial condition and results of operations of Gallery of History, Inc. at the dates and for the periods indicated.


IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written below.

Dated December 30, 2002


                                            /s/ ROD LYNAM
                                            _______________________
                                            Rod Lynam
                                            Chief Financial Officer